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                                                                    EXHIBIT 24.1

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-12891, 33-80095, 33-78912, 33-47223) pertaining to the Custom Chrome, Inc. 1996 Employee Stock Purchase Plan, the 1995 Stock Option Plan of Custom Chrome, Inc., the Custom Chrome, Inc. 1991 Stock Option Plan, and the Custom Chrome, Inc. 1991 Stock Option Plan, respectively, of our report dated December 13, 1996, with respect to the financial statements of Chrome Specialties, Inc. included in the Current Report on Form 8-K of Global Motorsport Group, Inc. as filed on September 24, 1997.

                                        Ernst & Young LLP

Dallas, Texas
September 22, 1997